UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2023, Chipotle Mexican Grill, Inc. (“Chipotle”) elected Laura Fuentes to its Board of Directors, effective September 15, 2023. It is expected that Ms. Fuentes will be appointed to a Committee of the Board at a future Board meeting.

Ms. Fuentes will receive compensation in the amounts and forms paid to other non-employee members of Chipotle’s Board, as described in Chipotle’s proxy statement for its 2023 annual meeting of shareholders. There are no arrangements or understandings between Ms. Fuentes and any other person pursuant to which Ms. Fuentes was elected as director.

To facilitate the election of Ms. Fuentes to the Board, Chipotle’s Board of Directors expanded the size of the Board to ten directors, effective September 15, 2023, and elected Ms. Fuentes to fill the resulting vacancy.

A copy of the press release issued by Chipotle on September 14, 2023 announcing this election is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99	Press release dated September 14, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2023	Chipotle Mexican Grill, Inc.

	By:	/s/ Roger Theodoredis
General Counsel & Chief Legal Officer